News Release

Pioneer Natural Resources Reports Fourth Quarter and Full Year 2023 Financial and Operating Results

Dallas, Texas, February 22, 2024 -- Pioneer Natural Resources Company (NYSE:PXD) ("Pioneer" or "the Company") today reported financial and operating results for the quarter and year ended December 31, 2023. Pioneer reported fourth quarter net income attributable to common shareholders of $1.3 billion, or $5.28 per diluted share. These results include the effects of noncash mark-to-market adjustments and certain other unusual items. Excluding these items, non-GAAP adjusted income for the fourth quarter was $1.3 billion, or $5.26 per diluted share. Cash flow from operating activities for the fourth quarter was $2.3 billion. For the year ended December 31, 2023, the Company reported net income attributable to common stockholders of $4.9 billion, or $20.21 per diluted share. Cash flow from operating activities for the year was $8.4 billion.
Highlights

•Full year 2023 oil production averaged 372 thousand barrels of oil per day (MBOPD), at the top end of original 2023 guidance and in the upper half of the most recently updated 2023 guidance

•Full year 2023 total production averaged 715 thousand barrels of oil equivalent per day (MBOEPD), above the top end of both original and most recently updated 2023 guidance

•Full year 2023 drilling, completions, facilities and water infrastructure capital expenditures totaled $4.4 billion, below the bottom end of original 2023 guidance and near the bottom end of the most recently updated 2023 guidance

•Generated strong fourth quarter and full year 2023 free cash flow1 of $1.2 billion and $4.1 billion, respectively

•Generated a return on capital employed2 of 19% during 2023

•Returned $3.9 billion to shareholders during 2023 through a combination of cash dividends and share repurchases

•Declared a quarterly base-plus-variable dividend of $2.56 per share to be paid on March 22, 2024

Financial Highlights

Pioneer maintains a strong balance sheet, with net debt of $4.6 billion as of December 31, 2023. The Company had $2.2 billion of liquidity, comprised of $240 million of cash on hand and a $2.0 billion unsecured credit facility (undrawn) as of December 31, 2023.

During the fourth quarter, the Company's total capital expenditures3 totaled $1.1 billion. For the full year 2023, the Company's total capital expenditures3 totaled $4.6 billion.

Cash flow from operating activities during the fourth quarter and full year 2023 was $2.3 billion and $8.4 billion, respectively, leading to free cash flow1 of $1.2 billion for the fourth quarter and $4.1 billion for the full year 2023.

For the first quarter of 2024, the Company's Board of Directors has declared a quarterly base-plus-variable dividend of $2.56 per share, comprised of a $1.25 base dividend and $1.31 variable dividend. This represents a total annualized dividend yield of 4.4%4. Pursuant to the merger agreement with Exxon Mobil Corporation ("ExxonMobil"), any quarterly dividends declared subsequent to the first quarter of 2024 are expected to be comprised solely of the $1.25 per share base dividend component5.

Fourth Quarter Financial Results

For the fourth quarter of 2023, the average realized price for oil was $78.47 per barrel. The average realized price for natural gas liquids (NGLs) was $23.25 per barrel, and the average realized price for gas was $2.35 per thousand cubic feet. These prices exclude the effects of derivatives.

Production costs, including taxes, averaged $10.54 per barrel of oil equivalent (BOE). Depreciation, depletion and amortization expense averaged $11.30 per BOE. Exploration and abandonment expense was $24 million. General and administrative expense was $202 million, including ExxonMobil merger-related costs of $102 million. Interest expense was $39 million. The net cash flow impact related to purchases and sales of oil and gas, including firm transportation, was a loss of $105 million. Other expense was $37 million. Current income tax provision was $183 million. The Company's effective tax rate was 22% for the quarter.

Operations Update

Pioneer continued to deliver strong operational performance in the Midland Basin, which led to the Company placing 482 horizontal wells on production during 2023, including 135 horizontal wells placed on production during the fourth quarter.

More than 125 wells with lateral lengths of 15,000 feet or greater were placed on production in 2023. These longer-lateral wells have contributed to Pioneer’s strong results. The development of wells with lateral lengths in excess of 15,000 feet provides significant capital savings on a per foot basis and is expected to generate an internal rate of return (IRR) that is on average 35% higher than a comparable 10,000-foot lateral well. In total, the Company has over 1,000 future locations with 15,000-foot lateral lengths in its drilling inventory.

During the fourth quarter, Pioneer benefited from its utilization of three simulfrac fleets and two localized sand mines. During 2023, the Company transitioned 100% of its completions fleets to either electric or dual-fuel powered and progressed its electrification efforts through the successful execution of drilling and completions trials utilizing grid-supplied electricity. Additionally, Pioneer plans to add a fourth simulfrac fleet in the first half of 2024, providing further efficiencies and cost benefits.

During 2023, Pioneer’s operational teams delivered a sixth consecutive year of improved drilling and completions efficiencies. Extended laterals, utilization of simulfrac fleets and the transition of completions fleets from diesel-only fuel are a few examples of the many continuous improvement efforts that the Company's operational teams continue to progress.

2024 Outlook

The Company expects its 2024 capital budget3 to range between $4.2 billion to $4.6 billion. Pioneer expects its capital program to be funded from 2024 cash flow from operating activities.

Pioneer expects 2024 oil production of 384 to 392 MBOPD and total production of 750 to 766 MBOEPD.

Proved Reserves

The Company added proved reserves totaling 397 million barrels of oil equivalent (MMBOE) during 2023, excluding acquisitions and price revisions. These proved reserve additions equate to a drillbit reserve replacement ratio of 150% when compared to Pioneer's full year 2023 production of 264 MMBOE, including field fuel. The drillbit finding and development (F&D) cost was $11.48 per BOE in 2023, with a drillbit proved developed F&D cost of $11.01 per BOE.

As of December 31, 2023, the Company's total proved reserves were estimated at 2,471 MMBOE, of which 90% are proved developed.

Environmental, Social & Governance (ESG)

Pioneer views sustainability as a multidisciplinary effort that balances economic growth, environmental stewardship and social responsibility. The Company emphasizes developing natural resources in a manner that protects surrounding communities and preserves the environment.

For more details, see Pioneer's 2023 Sustainability Report at www.pxd.com/sustainability.

Earnings Conference Call

Due to the pending merger with ExxonMobil, Pioneer will not host a conference call or webcast to discuss its results for the fourth quarter and year ended December 31, 2023.

About Pioneer

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations in the United States. For more information, visit www.pxd.com.

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices; product supply and demand; the impact of armed conflict (including in Ukraine and the Middle East) and related political instability on economic activity and oil and gas supply and demand; competition; the ability to obtain drilling, environmental and other permits and the timing thereof; the effect of future regulatory or legislative actions on Pioneer or the industry in which it operates, including potential changes to tax laws; the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms; potential liability resulting from pending or future litigation; the costs, including the potential impact of cost increases due to inflation and supply chain disruptions, and results of development and operating activities; the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, on global and U.S. economic activity, oil and gas demand, and global and U.S. supply chains; the risk of new restrictions with respect to development activities, including potential changes to regulations resulting in limitations on the Company's ability to dispose of produced water; availability of equipment, services, resources and personnel required to perform the Company's development and operating activities; access to and availability of transportation, processing, fractionation, refining, storage and export facilities; Pioneer's ability to replace reserves, implement its business plans or complete its development activities as scheduled; the risk that the transaction between Pioneer and ExxonMobil may not be completed on anticipated terms and timing, or at all, including the risk of obtaining regulatory approvals; the possibility that any of the anticipated benefits of the transaction will not be realized or will not be realized within the expected time period; the risk that disruptions from the transaction will harm Pioneer's business, including current plans and operations and that management's time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; litigation relating to the transaction against Pioneer and its directors; the Company's ability to achieve its emissions reductions, flaring and other ESG goals; access to and cost of capital; the financial strength of (i) counterparties to Pioneer's credit facility, (ii) issuers of Pioneer's investment securities and (iii) purchasers of Pioneer's oil, NGL and gas production and downstream sales of purchased commodities; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying forecasts, including forecasts of production, operating cash flow, well costs, capital expenditures, rates of return, expenses, and cash flow from downstream purchases and sales of oil and gas, net of firm transportation commitments; tax rates; quality of technical data; environmental and weather risks, including the possible impacts of climate change on the Company's operations and demand for its products; cybersecurity risks; the risks associated with the ownership and operation of the Company's water services business and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the United States Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse effect on it. The Company undertakes no duty to publicly update these statements except as required by law.

"Drillbit finding and development cost per BOE," or "drillbit F&D cost per BOE," means the summation of exploration and development costs incurred divided by the summation of annual proved reserves, on a BOE basis, attributable to discoveries, extensions and revisions of previous estimates. Revisions of previous estimates exclude price revisions. Consistent with industry practice, future capital costs to develop proved undeveloped reserves are not included in costs incurred.

"Drillbit proved developed finding and development cost per BOE," or "drillbit proved developed F&D cost per BOE," means the summation of exploration and development costs incurred (excluding asset retirement obligations) divided by the summation of annual proved reserves, on a BOE basis, attributable to proved developed reserve additions, including (i) discoveries and extensions placed on production during 2023, (ii) transfers from proved undeveloped reserves at year-end 2022 and (iii) technical revisions of previous estimates for proved developed reserves during 2023. Revisions of previous estimates exclude price revisions.

"Drillbit reserve replacement" is the summation of annual proved reserves, on a BOE basis, attributable to discoveries, extensions and revisions of previous estimates divided by annual production of oil, NGLs and gas, on a BOE basis. Revisions of previous estimates exclude price revisions.

Footnote 1: Free cash flow is a non-GAAP financial measure. As used by the Company, free cash flow is defined as net cash provided by operating activities, adjusted for changes in operating assets and liabilities and certain after-tax ExxonMobil merger-related costs, less capital expenditures3. See the supplemental schedules for a reconciliation of fourth quarter and full year 2023 free cash flow to the comparable GAAP number.

Footnote 2: Return on capital employed (ROCE) is a non-GAAP financial measure. As used by the Company, ROCE is net income adjusted for tax-effected noncash mark-to-market (MTM) adjustments, unusual items and interest expense divided by the summation of average total equity (adjusted for tax-effected noncash MTM adjustments, unusual items and interest expense) and average net debt. See reconciliation to comparable GAAP number in supplemental schedules.

Footnote 3: Excludes acquisitions, asset retirement obligations, capitalized interest, geological and geophysical G&A, information technology, corporate facilities and vehicles.

Footnote 4: Calculated by dividing the Company's annualized first quarter 2024 total dividend per share by the Company's closing share price on February 16, 2024.

Footnote 5: Future dividends are authorized and determined by the Company's Board of Directors in its sole discretion. Decisions regarding the payment of dividends are subject to a number of considerations at the time, including without limitation the Company's liquidity and capital resources, the Company's results of operations and anticipated future results of operations, the level of cash reserves the Company maintains to fund future capital expenditures or other needs, and other factors that the Board of Directors deems relevant, including restrictions set forth in the merger agreement with ExxonMobil. The Company can provide no assurance that dividends will be authorized or declared in the future or the amount of any future dividends.

Note: Estimates of future results are based on the Company's internal financial model prepared by management and used to assist in the management of its business. Pioneer's financial models are not prepared with a view to public disclosure or compliance with GAAP, any guidelines of the United States Securities and Exchange Commission or any other body. The financial models reflect numerous assumptions, in addition to those noted in this news release, with respect to general business, economic, market and financial conditions and other matters. These assumptions regarding future events are difficult, if not impossible to predict, and many are beyond Pioneer's control. Accordingly, there can be no assurance that the assumptions made by management in preparing the financial models will prove accurate. It is expected that there will be differences between actual and estimated or modeled results, and actual results may be materially greater or less than those contained in the Company's financial models.

Pioneer Natural Resources Company Contacts:
Investors
Chris Leypoldt - 972-969-5834
Trevor Long - 972-598-8579

Media and Public Affairs
media@pxd.com

PIONEER NATURAL RESOURCES COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$240	$1,032
Accounts receivable, net	1,590	1,853
Inventories	476	424
Investment in affiliate	139	172
Prepaids and other	160	245
Total current assets	2,605	3,726
Oil and gas properties, using the successful efforts method of accounting	49,172	44,473
Accumulated depletion, depreciation and amortization	(17,639)	(14,843)
Total oil and gas properties, net	31,533	29,630
Other property and equipment, net	1,656	1,658
Operating lease right-of-use assets	398	340
Goodwill	242	243
Other assets	179	143
	$36,613	$35,740

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,449	$2,637
Interest payable	48	33
Income taxes payable	40	63
Current portion of debt	28	779
Derivatives	53	44
Operating leases	175	125
Other	181	206
Total current liabilities	2,974	3,887
Long-term debt	4,807	4,125
Derivatives	76	96
Deferred income taxes	4,402	3,867
Operating leases	248	236
Other liabilities	935	988
Equity	23,171	22,541
	$36,613	$35,740

PIONEER NATURAL RESOURCES COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues and other income:
Oil and gas	$3,386	$3,516	$12,989	$16,310
Sales of purchased commodities	1,691	1,658	6,385	8,074
Interest and other income (loss), net	(21)	61	39	119
Derivative gain (loss), net	160	(128)	(75)	(315)
Gain on disposition of assets, net	1	1	24	106
	5,217	5,108	19,362	24,294
Costs and expenses:
Oil and gas production	536	463	2,042	1,922
Production and ad valorem taxes	187	210	785	965
Depletion, depreciation and amortization	775	655	2,862	2,530
Purchased commodities	1,796	1,734	6,585	8,235
Exploration and abandonments	24	9	80	41
General and administrative	202	83	461	334
Accretion of discount on asset retirement obligations	4	4	16	15
Interest	39	28	153	128
Other	37	54	131	173
	3,600	3,240	13,115	14,343
Income before income taxes	1,617	1,868	6,247	9,951
Income tax provision	(348)	(387)	(1,353)	(2,106)
Net income attributable to common shareholders	$1,269	$1,481	$4,894	$7,845

Net income per share attributable to common shareholders:
Basic	$5.42	$6.23	$20.89	$32.61
Diluted	$5.28	$5.98	$20.21	$31.13

Weighted average shares outstanding:
Basic	233	237	234	240
Diluted	240	247	242	252

PIONEER NATURAL RESOURCES COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$1,269	$1,481	$4,894	$7,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and amortization	775	655	2,862	2,530
Exploration expenses	—	1	2	7
Deferred income taxes	165	559	506	1,807
Gain on disposition of assets, net	(1)	(1)	(24)	(106)
(Gain) loss on early extinguishment of debt, net	—	(8)	—	39
Accretion of discount on asset retirement obligations	4	4	16	15
Interest expense	2	3	11	10
Derivative-related activity	(181)	(1)	(12)	(96)
Amortization of share-based compensation	123	19	193	78
Investment valuation adjustments	37	(38)	33	(54)
Other	25	58	136	126
Changes in operating assets and liabilities:
Accounts receivable	258	82	259	(171)
Inventories	16	(4)	(57)	(59)
Other assets	(55)	(180)	(50)	(277)
Accounts payable	(124)	(14)	(250)	(274)
Interest payable	32	12	15	(20)
Income taxes payable	(3)	18	(23)	18
Other liabilities	6	(48)	(63)	(70)
Net cash provided by operating activities	2,348	2,598	8,448	11,348
Net cash used in investing activities	(1,180)	(675)	(4,713)	(3,586)
Net cash used in financing activities	(1,026)	(2,213)	(4,527)	(10,614)
Net increase (decrease) in cash, cash equivalents and restricted cash	142	(290)	(792)	(2,852)
Cash, cash equivalents and restricted cash, beginning of period	98	1,322	1,032	3,884
Cash and cash equivalents, end of period	$240	$1,032	$240	$1,032

PIONEER NATURAL RESOURCES COMPANY
SUMMARY PRODUCTION, PRICE AND MARGIN DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Average Daily Sales Volumes:
Oil (Bbls)	380,550	350,608	372,127	351,964
Natural gas liquids ("NGLs") (Bbls)	196,332	165,533	181,864	160,294
Gas (Mcf)	1,011,900	872,589	964,433	825,085
Total (BOE)	745,532	661,573	714,730	649,773

Average Prices:
Oil per Bbl	$78.47	$83.53	$77.03	$95.66
NGLs per Bbl	$23.25	$27.67	$24.35	$37.67
Gas per Mcf	$2.35	$4.98	$2.59	$6.03
Total per BOE	$49.37	$57.76	$49.79	$68.77

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Margin Data ($ per BOE):
Average price	$49.37	$57.76	$49.79	$68.77
Production costs	(7.82)	(7.62)	(7.81)	(8.09)
Production and ad valorem taxes	(2.72)	(3.46)	(3.02)	(4.08)
	$38.83	$46.68	$38.96	$56.60

PIONEER NATURAL RESOURCES COMPANY
SUPPLEMENTARY EARNINGS PER SHARE INFORMATION
(in millions, except per share data)

The Company uses the two-class method of calculating basic and diluted earnings per share. Under the two-class method of calculating earnings per share, generally accepted accounting principles ("GAAP") provide that share-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods. During periods in which the Company realizes net income attributable to common shareholders, the Company's basic net income per share attributable to common shareholders is computed as (i) net income attributable to common shareholders, (ii) less participating share-based earnings (iii) divided by weighted average basic shares outstanding. The Company's diluted net income per share attributable to common shareholders is computed as (i) basic net income attributable to common shareholders, (ii) plus the reallocation of participating earnings, if any, (iii) plus the after-tax interest expense associated with the Company's convertible senior notes that are assumed to be converted into shares (iv) divided by weighted average diluted shares outstanding. During periods in which the Company realizes a net loss attributable to common shareholders, securities or other contracts to issue common shares would be dilutive to loss per share; therefore, conversion into common shares is assumed not to occur.
The Company's net income attributable to common shareholders is reconciled to basic and diluted net income attributable to common shareholders as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income attributable to common shareholders	$1,269	$1,481	$4,894	$7,845
Participating share-based earnings	(2)	(4)	(9)	(15)
Basic net income attributable to common shareholders	1,267	1,477	4,885	7,830
Adjustment to after-tax interest expense to reflect the dilutive impact attributable to convertible senior notes	—	1	3	6
Diluted net income attributable to common shareholders	$1,267	$1,478	$4,888	$7,836

Basic weighted average shares outstanding	233	237	234	240
Contingently issuable share-based compensation	1	—	1	—
Convertible senior notes dilution	6	10	7	12
Diluted weighted average shares outstanding	240	247	242	252

Net income per share attributable to common shareholders:
Basic	$5.42	$6.23	$20.89	$32.61
Diluted	$5.28	$5.98	$20.21	$31.13

PIONEER NATURAL RESOURCES COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions)

EBITDAX and discretionary cash flow ("DCF") (as defined below) are presented herein, and reconciled to the GAAP measures of net income and net cash provided by operating activities, because of their wide acceptance by the investment community as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. The Company also views the non-GAAP measures of EBITDAX and DCF as useful tools for comparisons of the Company's financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX and DCF should not be considered as alternatives to net income or net cash provided by operating activities, as defined by GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income	$1,269	$1,481	$4,894	$7,845
Depletion, depreciation and amortization	775	655	2,862	2,530
Exploration and abandonments	24	9	80	41
Accretion of discount on asset retirement obligations	4	4	16	15
Interest expense	39	28	153	128
Income tax provision	348	387	1,353	2,106
Gain on disposition of assets, net	(1)	(1)	(24)	(106)
(Gain) loss on early extinguishment of debt, net	—	(8)	—	39
Derivative-related activity	(181)	(1)	(12)	(96)
Amortization of share-based compensation	123	19	193	78
Investment valuation adjustments	37	(38)	33	(54)
Other	25	58	136	126
EBITDAX (a)	2,462	2,593	9,684	12,652
Cash interest expense	(37)	(25)	(142)	(118)
Current income tax provision (benefit)	(183)	172	(847)	(299)
Discretionary cash flow (b)	2,242	2,740	8,695	12,235
Cash exploration expense	(24)	(8)	(78)	(34)
Changes in operating assets and liabilities	130	(134)	(169)	(853)
Net cash provided by operating activities	$2,348	$2,598	$8,448	$11,348
______________________
(a)"EBITDAX" represents earnings before depletion, depreciation and amortization expense; exploration and abandonments; accretion of discount on asset retirement obligations; interest expense; income taxes; net gain or loss on the disposition of assets; net gain or loss on early extinguishment of debt; noncash derivative-related activity; amortization of noncash share-based compensation; noncash valuation adjustments on investment in affiliate and short-term investments; and other noncash items.
(b)Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities and cash exploration expense.

PIONEER NATURAL RESOURCES COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)

Adjusted income attributable to common shareholders excluding noncash mark-to-market ("MTM") adjustments and unusual items are presented in this earnings release and reconciled to the Company's net income attributable to common shareholders (determined in accordance with GAAP), as the Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of the Company's business that, when viewed together with its GAAP financial results, provide a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that these non-GAAP financial measures may enhance investors' ability to assess the Company's historical and future financial performance. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP financial measure and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Noncash MTM adjustments and unusual items may recur in future periods; however, the amount and frequency can vary significantly from period to period.
The Company's net income attributable to common shareholders as determined in accordance with GAAP is reconciled to income adjusted for noncash MTM adjustments, including (i) the Company's equity investment in ProPetro Holding Corp. ("ProPetro") and (ii) the Company's derivative positions, and unusual items is as follows:

		Three Months Ended December 31, 2023
	Ref	After-tax Amounts	Per Diluted Share
Net income attributable to common shareholders		$1,269	$5.28
Noncash MTM adjustments:
ProPetro investment loss ($37 million pretax)		29	0.12
Derivative gain, net ($181 million pretax)		(141)	(0.59)
Adjusted income excluding noncash MTM adjustments		1,157	4.81
Unusual items:
ExxonMobil merger-related costs ($138 million pretax)	(a)	107	0.45
Net gain on settlement of convertible debt conversion option derivatives ($1 million pretax)		(1)	—
Adjusted income excluding noncash MTM adjustments and unusual items		$1,263	$5.26
_____________________
(a)Represents costs associated with entering into the merger agreement with ExxonMobil including (i) certain employment-related costs relating to employees and (ii) banker fees, lawyer fees and other merger-related costs.

PIONEER NATURAL RESOURCES COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)

		Twelve Months Ended December 31, 2023
	Ref	After-tax Amounts	Per Diluted Share
Net income attributable to common shareholders		$4,894	$20.21
Noncash MTM adjustments:
ProPetro investment loss, net ($33 million pretax)		26	0.11
Derivative gain, net ($12 million pretax)		(9)	(0.04)
Adjusted income excluding noncash MTM adjustments		4,911	20.28
Unusual items:
ExxonMobil merger-related costs ($138 million pretax)	(a)	107	0.44
Impairment of long-lived assets ($22 million pretax)	(b)	17	0.07
Net loss on settlement of convertible debt conversion option derivatives ($13 million pretax)		10	0.04
Gain on disposition of assets, net ($20 million pretax)	(c)	(16)	(0.07)
Adjusted income excluding noncash MTM adjustments and unusual items		$5,029	$20.76
_____________________
(a)Represents costs associated with entering into the merger agreement with ExxonMobil including (i) certain employment-related costs relating to employees and (ii) banker fees, lawyer fees and other merger-related costs.
(b)Represents impairment expense related to certain unoccupied field offices.
(c)Represents a net gain on nonmonetary transactions in which the Company exchanged ownership interests in certain developed and undeveloped properties in the Midland Basin with unaffiliated third parties.

PIONEER NATURAL RESOURCES COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (continued)
(in millions)
Return on Capital Employed ("ROCE") is a non-GAAP financial measure. As used by the Company, ROCE is net income adjusted for tax-effected noncash MTM adjustments, unusual items and interest expense divided by the summation of average total equity (adjusted for tax effected noncash MTM adjustments, unusual items and interest expense) and average net debt. The Company believes ROCE is a good indicator of long-term performance, both absolute and relative to the Company's peers. ROCE is a measure of the profitability of the Company’s capital employed in its business compared with that of its peers.

Twelve Months Ended December 31, 2023
After-tax Amounts
Net income	$4,894
Noncash MTM adjustments:
ProPetro investment loss, net ($33 million pretax)	26
Derivative gain, net ($12 million pretax)	(9)
Unusual items:
ExxonMobil merger-related costs ($138 million pretax)	107
Impairment of long-lived assets ($22 million pretax)	17
Net loss on settlement of convertible debt conversion option derivatives ($13 million pretax)	10
Gain on disposition of assets, net ($20 million pretax)	(16)
Adjusted income excluding noncash MTM adjustments and unusual items	5,029
Interest expense ($153 million pretax)	119
ROCE earnings	$5,148

As of December 31, 2023
Average total equity (a)	$22,983
Average net debt (b)	4,234
Capital employed	$27,217

ROCE percentage	19%
_____________________
(a)Average total equity is calculated as the average current year adjusted total equity and prior year total equity as follows:

	As of December 31,
	2023	2022
Total equity	$23,171	$22,541
Less: Net income	(4,894)
Plus: ROCE earnings	5,148
Adjusted total equity	$23,425
Average total equity	$22,983
(b)Average net debt is calculated as follows:

	As of December 31,
	2023	2022
Current portion of long-term debt	$28	$779
Long-term debt	4,807	4,125
Less: Cash and cash equivalents	(240)	(1,032)
Net debt	$4,595	$3,872
Average net debt	$4,234

PIONEER NATURAL RESOURCES COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (continued)
(in millions)

Free cash flow ("FCF") is a non-GAAP financial measure. As used by the Company, FCF is defined as net cash provided by operating activities, adjusted for changes in operating assets and liabilities and after-tax ExxonMobil merger-related costs (excluding share-based compensation), less capital expenditures. The Company believes this non-GAAP measure is a financial indicator of the Company's ability to internally fund acquisitions, debt maturities, dividends and share repurchases after capital expenditures.

	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2023
Net cash provided by operating activities	$2,348	$8,448
Changes in operating assets and liabilities	(130)	169
ExxonMobil merger-related costs, after tax (excluding share-based compensation)	47	47
Less: Capital expenditures (a)	(1,051)	(4,553)
Free cash flow	$1,214	$4,111
_____________________
(a)Capital expenditures are calculated as follows:

	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2023
Costs incurred	$1,155	$4,882
Excluded items (a)	(139)	(412)
Other property, plant and equipment capital (b)	35	83
Capital expenditures	$1,051	$4,553
______________________
(a)Comprised of proved and unproved acquisition costs (including those related to nonmonetary transactions), asset retirement obligations and geological and geophysical general and administrative costs.
(b)Includes other property, plant and equipment additions related to water and power infrastructure.

PIONEER NATURAL RESOURCES COMPANY
SUPPLEMENTAL INFORMATION
(in millions)

Derivative Positions as of December 31, 2023
Marketing derivatives. The Company's marketing derivatives reflect long-term marketing contracts whereby the Company agreed to purchase and simultaneously sell, at an oil terminal in Midland, Texas, (i) 50 thousand barrels of oil per day beginning January 1, 2021 and ending December 31, 2026, (ii) 40 thousand barrels of oil per day beginning May 1, 2022 and ending April 30, 2027 and (iii) 30 thousand barrels of oil per day beginning August 1, 2022 and ending July 31, 2027.
The price the Company pays to purchase the oil volumes under the purchase contracts is based on a Midland WTI price and the price the Company receives for the oil volumes sold is a weighted average sales price that a non-affiliated counterparty receives for selling oil through a Gulf Coast storage and export facility at prices that are highly correlated with Brent oil prices during the same month of the purchase. Based on the form of the long-term marketing contracts, the Company accounts for the contracts as derivative instruments not designated as hedges.
Conversion option derivatives. In May 2020, the Company issued $1.3 billion principal amount of convertible senior notes due 2025 (the "Convertible Notes"). Certain holders of the Convertible Notes have exercised their conversion options per the terms of the notes indenture. The Company elected to settle the conversions in cash, with settlement occurring 25 trading days from the notice of conversion (the "Settlement Period"). The Company's election to settle an exercised conversion option in cash results in a forward contract during the Settlement Period that is accounted for as a derivative instrument not designated as a hedge. As of December 31, 2023, $28 million of the principal amount of the Company's Convertible Notes remained in the Settlement Period.

Derivative Gain (Loss), Net

	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2023
Noncash changes in fair value:
Marketing derivative gain, net	$181	$11
Convertible debt conversion option derivative gain, net	—	1
Total noncash derivative gain, net	181	12

Cash receipts (payments) on settled derivative instruments:
Convertible debt conversion option derivative receipts (payments), net	1	(13)
Marketing derivative payments	(22)	(74)
Total cash payments on settled derivative instruments, net	(21)	(87)
Total derivative gain (loss), net	$160	$(75)

PIONEER NATURAL RESOURCES COMPANY
SUPPLEMENTAL INFORMATION
PROVED RESERVES

	Oil (MBbls)	NGLs (MBbls)	Gas (MMcf)	Total (MBOE) (a)
Balance as of December 31, 2022	972,018	738,445	3,996,991	2,376,628
Production (b)	(135,826)	(66,380)	(372,617)	(264,309)
Revisions of previous estimates	(98,354)	(33,100)	2,703	(131,003)
Extensions and discoveries	213,510	143,422	767,116	484,785
Sales of minerals-in-place	(434)	(234)	(1,306)	(886)
Purchases of minerals-in-place	3,708	991	5,281	5,579
Balance as of December 31, 2023	954,622	783,144	4,398,168	2,470,794
_____________________
(a)Revisions of previous estimates includes 43.0 MMBOE of negative price revisions and 88.0 MMBOE of negative technical revisions.
(b)Production includes 20,599 MMcf related to field fuel.

Twelve Months Ended December 31, 2023
Costs incurred for oil and gas producing activities (in millions):
Property acquisition costs:
Proved	$191
Unproved	138
329
Exploration costs	3,817
Development costs	736
Total costs incurred (a)	$4,882

Reserve replacement percentage (b)	136%

Drillbit reserve replacement percentage (c)	150%

Finding and development costs per BOE of proved reserves added (d)	$13.59

Drillbit finding and development costs per BOE of proved reserves added (e)	$11.48

Drillbit finding and development costs per BOE of proved developed reserves added (f)	$11.01
_____________________
(a)Costs incurred include $37 million and $46 million of additions to asset retirement obligations and geological and geophysical general and administrative expense, respectively.
(b)The summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates, purchases of minerals-in-place and extensions and discoveries divided by annual production of oil, NGLs and gas, on a BOE basis.
(c)The summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates (excluding price revisions) and extensions and discoveries divided by annual production of oil, NGLs and gas, on a BOE basis.
(d)Total costs incurred divided by the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates, purchases of minerals-in-place and extensions and discoveries. Consistent with industry practice, future capital costs to develop proved undeveloped reserves are not included in costs incurred.
(e)The summation of exploration and development costs incurred divided by the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates (excluding price revisions) and extensions and discoveries. Consistent with industry practice, future capital costs to develop proved undeveloped reserves are not included in costs incurred.
(f)The summation of exploration and development costs incurred (excluding additions to asset retirement obligations) divided by the summation of annual proved developed reserves, on a BOE basis, attributable to negative technical revisions of previous estimates (56.1 MMBOE), extensions and discoveries (447.4 MMBOE) and transfers from proved undeveloped reserves (18.7 MMBOE).